Exhibit 99.1

LONGHAI STEEL INC. ANNOUNCES NEW BOARD OF DIRECTORS

XINGTAI CITY, China, January 12, 2012 -- Longhai Steel Inc. ("Longhai," OTC Bulletin Board: LGHS), a producer of high quality steel wire products in the People's Republic of China, today announced the formation of a new Board of Directors. Steven Ross, Dr. Michael Grieves, Jeff Cooke and Marshall Toplansky have been appointed to fill vacancies on Longhai’s Board, effective January 11, 2012.

Steven Ross will serve as Longhai’s Executive Vice President as well as a Director. Mr. Ross has over 25 years of senior management experience, ranging from high growth private companies to multi-billion dollar divisions of public enterprises. Mr. Ross is currently Managing Director of MTN Capital Partners, a New York-based Private Equity firm focused on lower middle market transactions. Prior to joining MTN, Mr. Ross was CEO of National Investment Managers from 2006 until its sale to a private equity firm in 2011. Under Mr. Ross’ leadership, the company became the largest independent retirement services company in the country with over $11 billion in assets under administration and operations in 17 cities in the United States.

Mr. Ross’ previous roles included Vice President and General Manager of the Computer Systems Division of Toshiba America with overall responsibility for Toshiba’s $3 billion computer business in the US and South America, as well as President & General Manager – Computer Reseller Division and President of Corporate Marketing at Inacom, a $7 billion Fortune 500 provider of computer products and services. Mr. Ross has also held senior management positions at DynTek, Intelligent Electronics, Dell Computer Corporation and PTXI/Bull HN Information Systems.

Dr. Michael Grieves also joins Longhai’s Board and will serve as the Audit Committee Chairman. Dr. Grieves is a world-recognized expert in Product Lifecycle Management, engineering, manufacturing, and information systems and lectures worldwide on the topics. Dr. Grieves has written extensively in both industry and academic periodicals. He has been an executive, manager, and entrepreneur for over forty years. Dr. Grieves has served as Chairman, CEO, board member, and Audit Committee Chairman of public companies, both domestic and international. He has affiliations and/or appointments with the following universities, Purdue University, University of Iowa, CIMBA Italy, and Oakland University. Dr. Grieves consults for a select number of leading organizations, including NASA.

Dr. Grieves has an extensive following in China of his work in Product Lifecycle Management. His seminal book, Product Lifecycle Management: Driving the Next Generation of Lean Thinking, has been translated into both simplified and traditional Chinese and is used in both industry and academia. He has lectured at some of China’s leading universities, including Shanghai Jiao Tong University (SJTU), Beihang University, Tsinghua University, Dalian University and Beijing University.

Jeff Cooke joins Mr. Ross and Dr. Grieves on Longhai’s Board. Mr. Cooke has been an entrepreneur CEO at multiple early stage companies, and an executive at Hewlett Packard, Apple Computer and NEC. Mr. Cooke is currently President and CEO at Granite Ventures, LLC, which offers strategic executive leadership and specializes in providing the bridge from strategy to execution, primarily for early stage companies and those undergoing a significant change in direction. While at Granite Ventures, Mr. Cooke has led eight companies and has completed five successful company sales.

Mr. Cooke has led global businesses at Hewlett Packard, Apple Computer and NEC Computers. While at Hewlett Packard (HP), Mr. Cooke helped establish and lead HP’s procurement and manufacturing presence in developing Asia, including China, Malaysia, India, Thailand and Singapore. Mr. Cooke also led HP’s service and support activity for PC’s and printers globally, building support infrastructure directly and through partners in 72 countries, including a major presence in China. In this role, he had P&L responsibility for $1.4 billion and net profit of over $200 million. Mr. Cooke led Apple Computer’s global service and support activity, establishing a presence in China and South East Asia. He also led NEC Computers during a time of significant turnaround of that business, spending a great deal of time in Japan.

Marshall Toplansky also joins Longhai’s Board. Marshall Toplansky is the President of Wise Window, Inc. the leader in mass opinion business intelligence, and serves on the firm’s Board of Directors. He served as Vice President of Marketing Strategy and Insight at Gateway Computers, as well as, the Chief Marketing Officer of the modem manufacturer U.S. Robotics. In 2010, Toplansky was elected to the Technology Hall of Fame for his role in creating the A+ Certification program, the global standard in technology service certifications.

Marshall received a BA (magna cum laude) in political science and Chinese studies from the State University of New York at Albany, where he studied Mandarin under well-known novelist Yu Li-Hwa. He has lectured in China on the topic of the utilization of technology in business simulation and planning and served as a consultant on East Asian strategy to several companies. In 2001, he was a featured speaker at the Milken Global Conference in Los Angeles, predicting the future Chinese dominance of world marketing. He holds an MBA from Harvard Business School.

Mr. Ross spoke for the entire Board in saying that, “We are pleased to be a part of Longhai’s new approach to the US capital markets. Reformulating the Board is one of several steps Longhai is taking to incorporate best corporate governance practices and differentiate its business. We believe that Longhai’s commitment to the public market and continued strong business execution will translate into significant shareholder value.”

About Longhai Steel Inc.

Longhai Steel Inc., is a leading producer of high-quality steel wire. Downstream manufacturers process Longhai 's wire into screws, nails, and wire mesh used to reinforce concrete and for fencing. Longhai’s newly opened second production line also produces steel wire for higher quality applications such as steel wire rope, steel strand, steel belted radial tires, and steel welding rod. All of its sales are delivered in China. Longhai competes using advanced production equipment and process technology, high product quality, fast order fill, and competitive prices. Its rolling and drawing facilities are among the most advanced in the world.

Safe harbor statement

Certain statements in this news release are forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. These forward-looking statements can be identified by terminology such as "anticipate," "believe," "could," "estimates," "expect," "future," "intends," "may," "plans," "should," "will," and similar statements.

The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding China's economic growth, general industry conditions including local supply and price of wire, environmental risks, Longhai 's business or growth strategy, the success of Longhai 's investments, risks, and uncertainties regarding fluctuations in earnings, its ability to sustain its previous levels of profitability including its ability to manage growth, intense competition, wage increases in China, its ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, its ability to successfully complete and integrate potential acquisitions, withdrawal of governmental financial incentives, political instability and regional conflicts, and legal restrictions on raising capital or acquiring companies outside China. Although Longhai believes that its expectations stated in this press release are based on reasonable assumptions, actual results may differ from those projected in the forward-looking statements. Although these expectations and the factors influencing them will likely change, we are under no obligation to inform you if they do. These and additional risks that could affect Longhai 's future operating and financial results are more fully described in its filings with U.S. Securities and Exchange Commission. These filings are available at www.sec.gov.

Longhai may, from time to time, make additional written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q, and 8-K, in its annual report to shareholders, in news releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Longhai does not undertake to update any forward-looking statements that may be made from time to time by or on its behalf, except as required by law.